Exhibit 99.5

Suite 3006, Two Exchange Square 8 Connaught Place, Central Hong kong Tel: 852 2191 7566 Fax: 852 2191 7995 www.frost.com

26 March, 2025

PTL Limited

21 Bukit Batok Creseent,

#24-71, WCEGA Tower,

Singapore 658065

Re:	Consent of Frost & Sulivan

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-1 (the “Registration Statement”) filed by PTL Limited (the “Company”} with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed secondary offering of common stock (the “Proposed Secondary Offering”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our information sheet and amendments thereto, including, without limitation, the information sheet titled “Frost & Sullivan Industry Information Sheet” (the “Industry Information Sheet”), and any subsequent amendments to the Industry Information Sheet, as well as the citation of our information sheet and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “Prospectus Summary”, “Industry” and “Business” sections; (ii) in any written correspondence with the SEC; (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”); (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates; (v) in institutional and retail roadshows and other activities in connection with the Proposed Secondary Offering; and (vi) in other publicity and marketing materials in connection with the Proposed Secondary Offering.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

[Signature page follows]

Yours faithfully

For and on behalf of

Frost & Sullivan Limited

/s/ Charles Lau
Name:	Charles Lau
Title:	Consulting Director